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                 [Rapid RxEMIT (Register Mark) Letterhead]



March 10, 1997

Mr. Jerry Ray
Senior Vice President
Duane Reade, Inc.
49-29 30th Place
Long Island City, NY 11101


          Rapid RxEMIT (Register Mark) RECEIVABLES PURCHASE AGREEMENT

                  AGREEMENT, by and between DUANE READE, INC., a corporation with principal executive offices at 49-29 30th PLACE, LONG ISLAND CITY, NY 11101 (the "Seller"), and PHARMACY FUND RECEIVABLES, INC., a New York corporation with offices at 680 Fifth Avenue, New York, NY 10019 ("PFR").

         The Seller, in the ordinary course of its pharmacy business, generates third party prescription receivables resulting from the sale of pharmaceutical products to customers covered by third party insurance or payment plans;

         The Pharmacy Fund, Inc. ("PFI"), the parent company of PFR, has developed and implemented its RAPID RxEMIT (Register Mark) Program (the "RR PROGRAM") pursuant to which PFR purchases certain third party prescription receivables and electronically remits payment for such receivables on the next business day; and

         The Seller desires to subscribe for the RR Program and sell to PFR certain receivables, on the terms and conditions of this Agreement.

NOW THEREFORE, the parties agree as follows:

                                   ARTICLE I
                         AGREEMENT TO PURCHASE AND SELL

         1.1 Agreement to Purchase : Rights and Obligations.

         (a) Purchase Obligation. The Seller shall sell to PFR, and PFR shall purchase from the Seller, all third party prescription accounts receivable including, without limitation, any contract rights, general intangibles, accounts, chattel paper, amounts due and to become due thereunder and all rights, powers and privileges arising thereunder or related thereto and all proceeds and products of any of the foregoing ("Receivables") that (i) are generated pursuant to agreements ("Provider Agreements"), in form and substance satisfactory to PFR, between the Seller and an insurer, a plan sponsor, an administrator, a governmental program such as Medicaid, or their agents, who satisfies PFR's approval policies (an "Approved Payor"); (ii) have been adjudicated and approved electronically as a claim payable in accordance with all then currently applicable National Council for Prescription Drug Program standards; and (iii) are free and clear of any liens, claims, offsets and encumbrances of any kind and nature ("Liens"). Each receivable that meets the foregoing requirements and is purchased by PFR is referred to herein as a "Purchased Receivable".

         (b) Assumption of Risk. With respect to the Purchased Receivables, PFR shall assume the risk of nonpayment without recourse to the Seller; provided, however, that in the event (i) any Purchased Receivable is subsequently rejected by an Approved Payor pursuant to the terms of the applicable Provider Agreement as a result of the Approved Payor's good faith allegation of the Seller's error,


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wrongful conduct or failure to perform under the terms of such Provider
Agreement, (ii) a Receivable is purchased after the termination of this Agreement pursuant to Section 1.2 hereof, (iii) a Receivable is purchased in respect of which there shall have occurred a breach of any obligation, covenant, representation or warranty of Seller hereunder or (iv) any governmental Approved Payor for any reason rejects or adjusts to a lesser amount any of its Purchased Receivables and, accordingly, the representations and warranties of Seller to PFR under the Agreement are breached, such Purchased Receivable (an "Adjusted Receivable") shall be with full recourse to the Seller.

         (c) Collections by PFR. In the event that PFR receives payment from an Approved Payor on account of any Receivables other than the Purchased Receivables, PFR shall promptly remit such payment to the Seller. The Seller hereby appoints PFR as its agent and attorney-in-fact for the purpose of authorizing PFR to receive and remit such payments on the Seller's behalf.

         (d) Records and Data. To the extent permitted under all applicable laws, the Seller hereby agrees to transfer and assign to PFR all of its right, title and interest in and to the records and data relating to the transaction which gives rise to a Purchased Receivable. All such records and data will be segregated from those relating to other receivables of the Seller, and the computer files and physical documentation relating to the Receivables shall bear an indication reflecting that the Receivables have been sold to PFR, or such third party as PFR shall direct, and Seller agrees to so indicate. Seller further agrees to deliver to Envoy and PDX a notice authorizing Envoy and PDX to make available to PFR, simultaneously with the electronic processing of claims by Envoy as the switch, copies of all such claims submitted by Seller and all responses from processors and others to such claims. PFR acknowledges that this may bring it into possession of sensitive patient data which Seller maintains in confidence as part of its patient/pharmacist relationship. PFR agrees to take particular care in maintaining the confidentiality of this sensitive patient data and not to disclose it to any third party or use it for any purpose that is detrimental to Seller or to its patient/pharmacist relationship. It is acknowledged and agreed that PFR may use or sell statistical data derived from the Seller's use of the PR Program hereunder without directly or indirectly identifying the Seller or its customers. Prior to any sale by PFR of statistical data derived from the Seller's use of the RR program, PFR, as courtesy, shall notify the Seller that PFR intends to make such a sale. PFR shall not permit any of its affiliates to, enter into the pharmacy business in competition with Seller.

         1.2 Term. This Agreement shall commence on the date of the first purchase by PFR of Receivables hereunder (the "Effective Date") and continue for a period of three (3) years, unless sooner terminated in accordance with the terms hereof. This Agreement shall automatically renew for successive one
(1) year terms unless either the Seller or PFR notifies the other of its intention not to renew this Agreement not less than sixty (60) days prior to the expiration of the initial term or any renewal term. Notwithstanding the foregoing, this Agreement may be terminated immediately by either party in the event of (i) a material breach hereof by either party, (ii) a failure of any material covenant, representation or warranty of the other party set forth herein, (iii) the insolvency of, or the institution of proceedings by or against, the other party under any federal or state bankruptcy or insolvency law, (iv) an assignment by the other party for the benefit of all or substantially all of its creditors or (v) the cessation of business operations by the other party. Upon termination of this Agreement, both parties shall be relieved of further obligations hereunder, except those set forth in Sections 1.1(d), 3.5, 6.3, 6.4, and 6.15 which shall survive termination hereof.

         1.3 Purchase Price. PFR shall pay to the Seller for any Purchased Receivables an amount (the "Purchase Price") equal to the approved claim payable amount of such Receivables discounted by 1.35% (the "Discount Rate"). The Discount Rate represents the only charge for your participation in the RR Program.

         1.4 Service Agreement. The Seller agrees that it shall process all of its PFR-bound third party payor prescription claims though Envoy as the switch. PFR acknowledges that the Seller uses PDX pharmacy software for the electronic processing of claims, and PFR shall bear the responsibility for, and expense of any modifications to the RR Program or to the Seller's systems which are necessary to enable Seller to transmit,and PFR or Envoy and PDX to receive, any claims or other information required to be transmitted by Seller hereunder. Seller shall continue to process its claim using PDX software through



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Envoy as the switch unless and until PFR at its expense causes a modification in the Seller's system and switching contract to enable National Data Corporation ("NDC") to serve as the switch. At that time, Seller agrees it shall process all of its PFR-bound third party payor prescription claims through NDC as the switch and shall enter into a Service Agreement with NDC or such other entity designated by PFR (the "Service Agreement"), provided that the terms and conditions of the Service Agreement are no less favorable to the Seller than the terms and conditions of the Seller's agreement with Envoy. During the term of this Agreement, the Seller agrees that it shall not modify or terminate the Service Agreement without prior written notice to PFR.

         1.5 Notice to Approved Payors. The Seller agrees that, promptly upon execution of this Agreement, it shall deliver to all Approved Payors a Notice or Notices of the sale of its Purchased Receivables to PFR in the forms provided to Seller PFR.

         1.6 Conditions to Purchase. PFR shall have no obligation to purchase any Receivables unless all representations and warranties made by the Seller herein shall be true and correct on the date of purchase as if made on such date and all covenants and agreements of the Seller hereunder shall have been performed and complied with.

         1.7 Changes of Approved Payors. Seller reserves the right, in its discretion, from time to time upon notice to PFR, to withdraw Approved Payors from this Agreement. Seller may also, in its sole discretion, add Approved Payors to this Agreement upon notice to PFR. PFR reserves the right, in its sole discretion, from time to time upon notice to the Seller, to withdraw Approved Payors from this Agreement which fail to continue to meet the criteria set forth in Section 1.1(a)(i) hereof.

                                   ARTICLE II
                              PURCHASE PROCEDURES

         2.1 General. Until 12:00 Midnight Eastern time, on each day, PFR shall purchase Receivables as such Receivables have been adjudicated and approved for payment as a claim payable during the preceding twenty-four (24) hours. Each sale of a Receivable hereunder shall transfer ownership of such Receivable to PFR effective as of the close of business on such day, and PFR shall have all rights against the Approved Payor of an unpaid seller with respect to such Purchased Receivable. With respect to Purchased Receivables from a governmental Approved Payor, to the extent that such governmental Approved Payor does not recognize the transfer of ownership of its Purchased Receivables to PFR, PFR shall have no rights against such governmental Approved Payor, and the Seller shall, as PFR's agent and on PFR's behalf, exercise its best efforts to vigorously and diligently pursue all rights of an unpaid seller against governmental Approved Payor.

         2.2 Purchase Documents. On the date of the first purchase by PFR of Receivables hereunder and thereafter, the Seller shall deliver to PFR such documents confirming transfer of title to the Purchased Receivables as PFR may request.

         2.3 Payment. PFR shall pay the Purchase Price for the Purchased Receivables, less the amount of any Adjusted Receivables (adjusted to reflect the applicable Discount Rate) and any third party deductions, via ACH transfer to the account designated by the Seller on the next banking day after the date of purchase of the Purchased Receivables.

         2.4 Reconciliation by Seller. After 6:00 A.M. Eastern time of each day, the Seller shall have the right electronically to review all transactions between PFR and the Seller that occurred during the preceding day in accordance with the data file transmission agreed to between PFR and Seller and to dispute any amounts with which it does not in good faith agree.

                                  ARTICLE III
                               PROTECTION OF PFR

         3.1 True Sale; Security Interest. The purchases of Receivables contemplated by this Agreement are intended by the parties to be "true sales" of such Receivables. If for any reason, notwithstanding the parties' intent, the purchases of Receivables hereunder shall be construed as anything other than a true


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sale, Seller shall have been deemed to grant to PFR, as of the date of this
Agreement, a first priority security interest in the Purchased Receivables now existing or hereafter arising.

         3.2 Further Assurances. The Seller from time to time do and perform any and all acts and execute any and all documents necessary to perfect and protect PFR's interest in the Purchased Receivables and all collections with respect thereto against all persons or entities whomsoever, including, without limitation, a financing statement or statements with respect to the Purchased Receivables meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of PFR created hereby under the applicable Uniform Commercial Code against all creditors of, and purchasers from, the Seller.

         3.3 Power to Act; Power of Attorney. PFR shall have the right to do all acts and things as it deems necessary to protect its interest in the Purchased Receivables and perform its duties hereunder. In furtherance of this power, during the term of this Agreement, the Seller hereby grants to PFR an irrevocable power of attorney, with full power of substitution, coupled with an interest, to execute and file any and all documents in the name of the Seller or in PFR's own name necessary to perfect and protect PFR's interest in the Purchased Receivables.

         3.4 Performance of Undertakings under the Purchased Receivables. The Seller shall at all times observe and perform, or cause to be observed and performed, all obligations and undertakings to the Approved Payors arising in connection with each Purchased Receivable or the related Provider Agreement and will not take any action or cause or permit any action to be taken to impair the rights of PFR in its interest in the Purchased Receivables. With respect to Purchased Receivables from a governmental Approved Payor, the Seller agrees to receive all payments from such governmental Approved Payor in trust for PFR. To the extent not prohibited by applicable law or by the applicable Provider Agreement, the Seller agrees to direct such governmental Approved Payor to make payment on all of its Purchased Receivables to the Seller to a lock box or a limited purpose demand deposit account at a financial institution designated by PFR, which may be the same lock box or limited purpose demand deposit account used for other pharmacies. The Seller's interest in any payments received in the lock box or limited purpose demand deposit account are limited solely to those related to Seller's Purchased Receivables. The Seller further agrees to direct such financial institution (a) to transfer the funds in the lock box or limited purpose demand deposit account on a daily basis to an account designated by PFR and (b) to notify PFR of any change in such direction. In the event that the Seller wishes to revoke or modify such direction, it shall give PFR and such financial institution forty eight (48) hours prior written notice of such desire. To the extent that any governmental Approved Payor is unwilling to make payment to the Seller as directed by the Seller, the Seller shall promptly remit any payments, remittance advices and related documents received on account of such governmental Approved Payor's Purchased Receivables to PFR. If the Seller fails to remit payment promptly, such Purchased Receivables shall become Adjusted Receivables, and PFR shall have the rights with respect to such Adjusted Receivables as are specified in Sections 1.1(b) and the Seller acknowledges that such payments, remittance advices and related documents are being received by Seller in trust for PFR and as its agent. If Seller fails to turn over all such payments to PFR promptly, PFR shall have the right to set off the amount of such payments against any other payments PFR owes to Seller or to any other pharmacy under common ownership or Management; to terminate this Agreement, to bring a civil action against Seller or anyone who participated in the wrongful withholding or misappropriation of PFR's funds for, among other things, conversion, and to recover compensatory damages, punitive damages, interest, costs (including attorneys' fees) and disbursements; to file a complaint with the appropriate pharmacy and pharmacists licensing authorities; to notify the appropriate credit agencies; and to file a criminal complaint against Seller and anyone who participated in the wrongful withholding or misappropriation of PFR's funds.

         3.5 Collections by the Seller. In the event that the Seller receives payment on account of any Purchased Receivable which is not an Adjusted Receivable, the Seller shall promptly remit such payment, remittance advice and related documents to PFR. The Seller acknowledges that such payments are being received by Seller in trust for PFR and as its agent. If Seller fails to turn over all such payments to PFR in the most expedient manner, PFR shall have the right to set off the amount of such payments against any other payments PFR owes to Seller or to any other pharmacy under common ownership or Management; to terminate this Agreement, to bring a civil action against Seller or anyone who participated in the wrongful withholding or misappropriation of PFR's funds for, among other things, conversion, and to recover compensatory damages, punitive damages, interest, costs (including attorneys' fees) and disbursements; to file a complaint with the appropriate pharmacy and pharmacists licensing authorities; to notify the appropriate credit agencies; and to file a criminal complaint against Seller and anyone who participated in the wrongful withholding or misappropriation of PFR's funds.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Parties. Each party hereto hereby represents and warrants to the other party that:

         (a) Organization. It is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite power and authority to carry on its business as now being conducted.

         (b) Authority. It has full power and authority to execute and deliver this Agreement and the agreements referred to herein and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such other agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by such party, have been duly and validly executed and delivered by such party and constitute the valid and legally binding agreements of such party, enforceable against it in accordance with their respective terms.

         (c) No Conflict. The execution and delivery of this Agreement and the agreements referred to herein do not, and the consummation of the transactions contemplated hereby and thereby will not, as the case may be, conflict with or violate, result in a breach or default under or result in the creation of a Lien on, (i) any law, regulation, court order, judgment or decree applicable to such party, (ii) such party's corporate or partnership governance documents,
(iii) any of the properties or assets of such party or (iv) any contract, permit, license or franchise to which such party or any of its properties or assets is bound or affected.

         4.2 Representations and Warranties of the Seller. The Seller hereby represents and warrants to PFR that:

         (a) It has, and will have, good and marketable title to the Purchased Receivables, free and clear of any Liens.

         (b) It has not transferred or subjected, and will not transfer or subject, to a Lien any of the Purchased Receivables, other than the sale of such receivables to PFR in accordance with the terms of this Agreement.

         (c) The Provider Agreements have been, and will be, duly authorized, executed and delivered by the parties thereto, are, and will be, the legal, valid and binding obligations of the parties thereto, are, and will be, in full force and effect and are, and will be, enforceable against the parties thereto in accordance with their terms, and there are, and will be, no defaults existing or threatened thereunder.

         (d) The Purchased Receivables are, and will be, bona fide, have been and will be, created in accordance with the terms and conditions of the Provider Agreements and represent, and will represent, the legal, valid and binding payment obligations of the Approved Payor.

         (e) The right of PFR (or its designee) to receive all payments due and payable and to become due and payable with respect to the Purchased Receivables shall be absolute and unconditional and shall continue without deduction, setoff, counterclaim or recoupment for any reason whatsoever.

         The foregoing representations and warranties shall not (i) constitute a representation or warranty by Seller as to the present or continuing creditworthiness of any Approved Payor or as to whether any governmental Approved Payor has appropriated or will appropriate funds sufficient to make payment on any Purchased Receivable or (ii) be deemed to be breached as a result of (x) the imposition of an automatic stay or the discharge of the obligation to pay a Purchased Receivable in a bankruptcy proceeding involving any Approved Payor or (y) any similar event in any conservatorship, receivership, moratorium, or other type of insolvency proceeding involving any Approved Payor.

                                   ARTICLE V
                            COVENANTS OF THE SELLER

         5.1 Affirmative Covenants.  The Seller covenants that it will:

         (a) Promptly notify PFR of the results of any audits or other action taken or to be taken by an Approved Payor pursuant to the applicable Provider Agreement.

         (b) Preserve and maintain its corporate or partnership existence, rights, franchises and privileges in the jurisdiction of its incorporation or formation.

         (c) Give PFR prior written notice of any relocation of its principal executive offices and will at all times maintain its principal executive offices within a jurisdiction in the United States in which Article Nine of the Uniform Commercial Code (1972 or later revision) is in effect.

         (d) Promptly notify PFR of the occurrence of any event which would give rise to PFR's right to terminate this Agreement immediately or any material adverse change in the business operations or condition (financial or otherwise) of the Seller.

         (e) Promptly send to PFR by certified mail, return receipt requested, a copy of all notices it sends to, or receives from, an Approved Payor pursuant to the Provider Agreements.

         5.2 Negative Covenants of the Seller. The Seller covenants that it will not, without the prior written consent of PFR:

         (a) Rescind or cancel any Purchased Receivable or Provider Agreement or modify any of the material terms or provisions of the Provider Agreement relating to the Purchased Receivables;

         (b) Change its name, identity or legal structure in any manner which could make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of the applicable provisions of the Uniform Commercial Code; or

         (c) Sell, negotiate or place any Lien on any of the Purchased Receivables except as contemplated by this Agreement.

         (d) Modify or terminate the terms of any Purchased Receivable or, without prior written notice to PFR, modify or terminate any Provider Agreement. Any attempted modification or termination without such consent or notice, as the case may be, shall be void and of no force and effect.

                                   ARTICLE VI
                                 MISCELLANEOUS

         6.1 Intent. The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Seller within the meaning of Section 365(e)(2)(B) of the United States Bankruptcy Code or any amended or successor provision thereof or any amended or successor code.

         6.2 Interpretation and Construction. The section headings contained in this Agreement are for reference purposes only. Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.

         6.3 INDEMNIFICATION.

         (a) The Seller shall indemnify, defend and save harmless PFR, its directors, officers, shareholders, employees, representatives and each person or entity who controls PFR (collectively, the "Indemnities") from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees), excluding, however, any indirect, consequential, exemplary, special, incidental or punitive damages, which the Indemnities may incur or which may be asserted against the Indemnities by any person or entity arising out of or relating to (i) any misrepresentation or breach of a warranty, covenant or agreement of the Seller made hereunder or in any document executed in connection herewith or the transactions contemplated hereby, (ii) any action taken or failed to be taken by the Seller with respect to a Purchased Receivable or any of the Seller's obligations hereunder, (iii) any obligation or liability of the Seller to any Approved Payor under any Provider Agreement other than relating to a Purchased Receivable or (iv) any action taken or caused to be taken by the Seller which impairs PFR's interest in the Purchased Receivables.

         (b) PFR shall indemnify, defend and save harmless the Seller, its directors, officers, shareholders, employees, representatives and each person or entity who controls the Seller (collectively, the "Indemnities") from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees), subject to Section 6.4 below, which the Indemnities may incur or which may be asserted against the Indemnities by any person or entity arising out of or relating to (i) misrepresentation or breach of warranty, covenant or agreement of PFR made hereunder or in any document executed in connection herewith or the transactions contemplated hereby, or
(ii) any transaction executed pursuant to a lock box agreement the Seller has entered into at PFR's request.

         6.4 Limitation of Liability. PFR SHALL HAVE NO LIABILITY TO THE SELLER FOR INDIRECT, CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT, THE PURCHASE DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. IN ANY EVENT, THE LIABILITY OF PFR TO THE SELLER FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BE LIMITED TO GENERAL MONEY DAMAGES IN AN AMOUNT NOT TO EXCEED THE GREATER OF $1,000,000 AND THE AMOUNT OF THE UNPAID PURCHASED RECEIVABLES. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS.

         6.5 Disclaimer of Warranties. PFR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE RR PROGRAM.

         6.6 Notices. All notices and other communications (collectively "notices") under this Agreement shall be in writing and shall be sent by prepaid first-class mail, telex or facsimile with confirmation in writing mailed by first-class mail to applicable party at the address stated on the first page of this Agreement or to such other address as either party advises the other party. Notices shall be deemed given when sent.

         6.7 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         6.8 Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to its conflict of laws rules. All disputes arising hereunder shall be adjudicated in the appropriate federal or state courts located in the City and County of New York, and the parties hereby consent to the jurisdiction of such courts and waive any objection to such jurisdiction or venue.

         6.9 Entire Agreement; Amendments. This Agreement and accompanying letter of even date herewith sets forth the entire understanding of the parties relating to the subject matter hereof, supersedes all prior understandings and agreements, whether written or oral, between the parties and may be amended only by written agreement signed by both parties.

         6.10 Survival. All representations, warranties, agreements and covenants of the Seller and PFR contained herein or made in connection herewith or in connection with any Purchased Receivables shall survive the making thereof and the termination of the purchase obligation hereunder.

         6.11 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         6.12 No Implied Covenants. This is an arms-length transaction and relationship. Other than specific rights, duties and obligations expressly stated in this Agreement, there shall exist no implied or otherwise unstated covenants, rights or obligations by or against either party. The parties expressly disclaim the existence of any implied covenant of good faith and/or fair dealing.

         6.13 Force Majeure. PFR shall not be liable for failure to provide the RR Program if such failure is due to any cause or condition beyond its reasonable control. Such cause or conditions shall include, but shall not be limited to, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, shortages of labor or materials, freight embargoes, unusually sever weather, electrical power failures or other similar causes beyond PFR's control.

         6.14 Waiver and Remedies. No provision of this Agreement shall be deemed waived by either party unless such waiver is in writing and signed by the party against whom enforcement is sought. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         6.15 Expenses. In the event that it becomes necessary for PFR to enforce its rights under this Agreement in any legal action, Seller agrees to reimburse PFR for all costs and expenses, including reasonable attorney's fees, as a result of such legal action.

         6.16 Assignment. PFR shall have the right to assign this Agreement and its rights, obligations or duties hereunder to an affiliate of PFR or to a trust or other vehicle established for the purpose of financing the purchase of the Purchased Receivables.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

PHARMACY FUND RECEIVABLES, INC.

By: /s/  Fred B. Tarter
    -------------------------------
         Fred B. Tarter
         Chairman

By: /s/  William J. Tennart
    -------------------------------
         William J. Tennart
         Senior Vice President, CFO
         Duane Reade, Inc.
         49-29 30th Place
         Long Island City, NY 11101

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                   [Rapid RxEmit(Register Mark) Letterhead]
------------------------------------------------------------------------------





         THIS AGREEMENT dated March 28th, 1997 shall supplement, amend and modify the agreement dated March 10, 1997 (the "Purchase Agreement"), by and between Duane Reade, Inc., a corporation with principal executive offices at 49-29 30th Place, Long Island City, NY 11101 ("DR Inc.") and Pharmacy Fund Receivables, Inc., a New York corporation with offices at 680 Fifth Avenue, New York, NY ("PFR").

         The parties desire to clarify that the "Seller" for purposes of this Agreement and the Purchase Agreement shall be deemed to be Duane Reade, a New York general partnership (the "Seller") comprised of two general partners, DR Inc. and Daboco Inc.

         The Seller desires to sell, and PFR desires to buy, certain of Seller's third party prescription receivables (the "Additional Receivables") not covered by the Purchase Agreement.

         The parties desire to amend the termination provision in the Purchase Agreement.

         NOW THEREFORE, the parties agree as follows:

1. Substitution of Duane Reade for Duane Reade, Inc. Duane Reade, a New York general partnership shall constitute the "Seller" for purposes of this Agreement and the Purchase Agreement.

2.  Agreement to Purchase Additional Receivables.
       a. On March 31, 1997, the Seller shall send to PFR a data file in a format subject to PFR's specifications for all of the Seller's outstanding third party prescription accounts receivable with a date of fill from and including March 2, 1997 through and including March 30, 1997. The Seller shall sell to PFR, and PFR shall purchase from the Seller, all of the foregoing third party prescription accounts receivable for which the Seller has not received complete or partial payment, including, without limitation, any contract rights, general intangibles, accounts, chattel paper, amounts due and to become due thereunder and all rights, powers and privileges arising thereunder or related thereto and all proceeds and products of any of the foregoing ("Receivables") which meet the requirements of Section 1.1(a)(i)(ii) and (iii) of the Purchase Agreement. Each Receivable that meets these requirements and is purchased by PFR is referred herein as an "Additional Purchased Receivable". PFR shall pay the Purchase Price for the Additional Purchased Receivables via wire transfer to the account designated by the Seller on the next banking day after PFR processes the data file from the Seller.

       b. Commencing on March 31, 1997 and continuing until the Seller's PDX software is modified to route data files directly to PFR completely bypassing the Seller, the Seller shall send to PFR in a format subject to PFR's specifications, the Seller's daily generated third party prescription accounts receivable. The Seller shall sell to PFR, and PFR shall purchase from the Seller, all of the foregoing third party prescription accounts receivable including, without limitation, any contract rights, general intangibles, accounts, chattel paper, amounts due and to become due thereunder and all rights, powers and privileges arising thereunder or related thereto and all proceeds and products of any of the foregoing ("Receivables") which meet the requirements of Section 1.1(a)(i)(ii) and (iii) of the Purchase Agreement. Each Receivable that meets these requirements and is purchased by PFR is referred to herein as an "Additional Purchased Receivable". PFR shall pay the Purchase Price for the Additional Purchased Receivables via ACH transfer to the account designated by the Seller on the next banking day after PFR processes the data file from the Seller.

         c. With respect to all Additional Purchased Receivables, PFR shall assume the risk of nonpayment without recourse to the Seller; subject to the exceptions contained in Section 1.1(b) of the Purchase Agreement. In addition to the foregoing PFR, in the event that an Additional Receivable is purchased in respect of which there shall have occurred a breach of any obligation, covenant, representation or warranty of the Seller hereunder, such Additional Purchased Receivable shall be with full recourse to the Seller. PFR shall have the right to set off the amount of the Purchase Price for any such Additional Purchased Receivable against any other payments PFR owes or will in the future owe to the Seller.

         d. All references in the Purchase Agreement to Purchased Receivables shall be deemed to also refer to Additional Purchased Receivables, except where doing so would be contrary to the terms contained herein.

         e. In addition to the representations and warranties in the Purchase Agreement, the Seller further represents and warrants as to Additional Purchased Receivables that:

             (i) The data files which the Seller provides to PFR to evidence an adjudicated and approved Additional Receivable shall be bona fide and accurate.

             (ii) The data files which the Seller provides to PFR shall include all reversals.

           (iii) The Seller shall not have received partial or full payment from an Approved Payor for an Additional Purchased Receivable prior to selling the Additional Receivable to PFR.

         f. The Seller agrees that commencing on March 31, 1997 the Seller shall immediately forward to PFR all payments and remittance advices unopened the Seller receives from Approved Payors. If any payment is for a receivable which was not purchased by PFR, PFR shall remit that payment to the Seller via ACH transfer.



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





3. Termination. In addition to the termination provisions contained in Section
1.2 of the Purchase Agreement, each party shall have the right to terminate the Purchase Agreement as amended hereby without cause upon sixty (60) days notice to the other party. However, as a condition precedent to termination, the terminating party shall pay the other Party an amount equal to the difference between $300,000.00 and the product of $273.9726 multiplied by the number of days which have elapsed from the date of the first purchase of a receivable by PFR and the date of termination. In the event of termination without cause, neither party shall make or cause to be made any defamatory or disparaging statement about the other party or take any action which materially damages the business reputation of the other party. The parties shall in any statement issued relating to the termination attribute the termination to a mutually agreeable business decision. In the event of termination with or without cause neither party shall disclose or cause to be disclosed the terms of the Purchase Agreement or any information it has acquired about the business practices and finances of the other party to any third party.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement which shall supplement, amend and modify the Purchase as of the date first above written.


PHARMACY FUND RECEIVABLES, INC.


By:       /s/ Authorized Signatory
          --------------------------

Title:    President
          --------------------------



DUANE READE

By: DABOCO INC.

Its: General Partner


By:       /s/ William J. Tennart
          --------------------------

Title:    Sr. V.P.
          --------------------------




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